UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2023

Duck Creek Technologies, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-39449	84-3723837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 724-3509

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 28, 2023, Duck Creek Technologies, Inc., a Delaware corporation (“Duck Creek” or the “Company”), filed a Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated January 8, 2023, by and among the Company, Disco Parent, LLC, a Delaware limited liability company (“Parent”), and Disco Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by affiliates of Vista Equity Partners, LLC.  Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), and the Company will become a wholly owned subsidiary of Parent.  The special meeting of Duck Creek stockholders (the “Special Meeting”) will be held virtually on March 28, 2023, at 9:00 a.m., Eastern Time, to act on the proposal to adopt the Merger Agreement, as disclosed in the Proxy Statement.

On February 17, 2023, February 22, 2023, February 23, 2023, February 28, 2023, March 2, 2023 and March 6, 2023, complaints were filed (the “Complaints”) alleging, among other things, that the preliminary proxy statement filed with the SEC on February 16, 2023 (the “Preliminary Proxy Statement”), and/or the Proxy Statement omitted material information that rendered those documents incomplete or misleading.  The lawsuits, each filed by a purported stockholder of Duck Creek in an individual capacity and/or on behalf of all others similarly situated, were filed in federal court and are captioned O'Dell v. Duck Creek Techs., Inc., et al., C.A. No. 23-cv-01393 (S.D.N.Y. Feb. 17, 2023); Reddiar v. Duck Creek Techs., Inc., et al., C.A. No. 23-cv-01449 (S.D.N.Y. Feb. 22, 2023); Dangerfield v. Duck Creek Techs., et al., C.A. No. 23-cv-01483 (S.D.N.Y. Feb. 22, 2023); Powell v. Duck Creek Techs., et al., C.A. No. 23-cv-01526 (S.D.N.Y. Feb. 23, 2023); Bushansky v. Duck Creek Techs., et al., C.A. No. 23-cv-01733 (S.D.N.Y. Feb. 28, 2023); Finger v. Duck Creek Techs., et al., C.A. No. 23-cv-01808 (S.D.N.Y. Mar. 2, 2023); Morgan v. Duck Creek Techs., et al., C.A. No. 23-cv-00233 (D. Del. Mar. 2, 2023); and Thompson v. Duck Creek Techs., et al., C.A. No. 23-cv-01926 (S.D.N.Y. Mar. 6, 2023).  As a result of the alleged omissions, one or more of the lawsuits seek to hold Duck Creek and/or its directors liable for violating Sections 14(a) and/or 20(a) of the Securities Exchange Act of 1934, as amended, as well as Rule 14a-9 promulgated thereunder, and/or for breaching their fiduciary duty.  The relief sought in one or more of the Complaints includes enjoining the consummation of the Merger unless and until the defendants disclose certain allegedly material information, rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof, granting rescissory damages, directing the defendants to disseminate a proxy statement that does not contain any untrue statements of material fact and that states all required or necessary material facts, directing the defendants to account for all alleged damages suffered as a result of the defendants’ alleged wrongdoing, declaring that defendants violated securities laws and their fiduciary duties and awarding the plaintiffs their respective costs and disbursements, including reasonable attorneys’ and experts’ fees and expenses.

On February 23, 2023, February 24, 2023, February 28, 2023, March 6, 2023, March 10, 2023 and March 14, 2023, Kimberly Powell, Matthew Whitfield, Marc Waterman, John McQuaid, Munawer Bukkapatnam and Christopher Jones and Evren Uger, purported stockholders of Duck Creek, sent demand letters to Duck Creek (the “demand letters”). One or more of the demand letters alleged that the (i) Preliminary Proxy Statement and Proxy Statement omitted material information that rendered it false and misleading or otherwise had disclosure deficiencies in violation of federal securities laws and (ii) Company’s board of directors (the “Board of Directors”) breached their fiduciary duties under Delaware law.  The demand letters demand corrective disclosure to the Proxy Statement.

Duck Creek believes that the claims brought in the Complaints and the demand letters are without merit and that no supplemental disclosure is required under applicable laws.  However, in order to reduce the risk of the Complaints or demand letters delaying or adversely affecting the transactions contemplated by the Merger Agreement and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Duck Creek has determined to voluntarily supplement the Proxy Statement by providing the additional information presented below in this Current Report on Form 8-K.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein.  To the contrary, the Company specifically takes the position that no further disclosure of any kind was or is required to supplement the Proxy Statement under applicable laws.

Supplemental Disclosure to the Proxy Statement

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be reviewed in conjunction with the disclosures contained in the Proxy Statement, which in turn should be carefully read in its entirety.  To the extent information set forth in the supplemental disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede the applicable information contained in the Proxy Statement. All page references are to the Proxy Statement, and capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Proxy Statement.

1.	The disclosure in the sixth full paragraph on page 31 of the Proxy Statement is hereby amended and restated as follows (with the new text underlined):

On October 6, 2022, Mr. Jackowski held a meeting with representatives of Vista, which was arranged by J.P. Morgan further to the instructions provided by the Transaction Committee, during which they discussed the insurance software industry generally, and potential opportunities for Vista and the Company to work together. No terms of a potential transaction were discussed.

2.	The disclosure in the first full paragraph on page 34 of the Proxy Statement is hereby amended and restated as follows (with the new text underlined):

At this meeting, Mr. Jackowski also updated the Board on the continuing work by Company management to use the draft long-range plan to develop the Stand-Alone Projections (as defined in the section entitled ‘‘The Merger—Forecasts’’ beginning on page 68 of this Proxy Statement). The Board discussed and provided input on the draft Stand-Alone Projections, asked for more detail in various areas, including Company management’s assumptions regarding bookings, international expansion and operating expenses, and instructed Company management to prepare and circulate a further revised draft of the Stand-Alone Projections incorporating the Board’s input in advance of the next meeting of the Board, scheduled for December 4, 2022.

3.	The disclosure in the second full paragraph on page 34 of the Proxy Statement is hereby amended and restated as follows (with the new text underlined and the stricken text removed):

On December 4, 2022, the Board held a meeting with all members of the Board and representatives of J.P. Morgan and Skadden in attendance. The Board reviewed with Company management the further revised draft of the Stand-Alone Projections. Mr. Jackowski noted that Company management had refined its assumptions with respect to bookings and international expansion and included additional detail on operating expenses and Mr. Rhodes reviewed the other assumptions that had been made in the current draft based on the Board’s questions and comments at its prior meeting. Mr. Jackowski reviewed certain metrics with the Board, including 2022 revenue of the Company, the Company’s estimated 2023 revenue, and how revenue and Adjusted EBITDA in 2022 and estimated revenue and Adjusted EBITDA for 2023 compared with models prepared by the Company in connection with its IPO. The Board requested additional detail and comparisons from Company management to review before approving the draft Stand-Alone Projections. At the meeting, J.P. Morgan representatives reviewed with the Board the status of the outreaches to potential counterparties. Skadden representatives further discussed with the Board certain procedural protections the Board could consider if an Apax fund, with the approval of the Apax investment committee determined it were interested in investing in a buyer group for a strategic transaction.

4.	The disclosure in the fifth full paragraph on page 37 of the Proxy Statement is hereby amended and restated as follows (with the new text underlined):

On December 15, 2022, Vista submitted a written, non-binding, preliminary indication of interest for a strategic transaction involving the Company, including a preliminary offer price range of $16.00-$18.00 per share of Duck Creek Common Stock, in cash. This preliminary indication of interest expressly stated that Vista’s proposal was not contingent on any individual signing an employment agreement prior to closing.

5.	The supplemental disclosure below is added immediately after the first full paragraph on page 39 of the Proxy Statement:

During this meeting on December 20, 2022, Paul, Weiss representatives informed the Special Committee that Accenture plc’s legal counsel confirmed to Paul, Weiss that (i) neither Accenture plc nor its legal counsel intended to have any communication with Mr. Nicoll regarding the Company’s exploration of a strategic transaction, and that (ii) Mr. Nicoll would continue to be screened from any voting decision made by Accenture plc with respect to a transaction involving the Company.

6.	The disclosure in the fifth full paragraph on page 40 of the Proxy Statement is hereby amended and restated as follows (with the new text underlined):

On January 3, 2023, the Special Committee held a meeting with all members of the Special Committee and representatives of Evercore, J.P. Morgan and Paul, Weiss in attendance. At that meeting, representatives of Evercore and J.P. Morgan reviewed with the Special Committee the outreach made to date to potential counterparties to a strategic transaction and the status of discussions with those potential counterparties, including the indications of interest received, the parties’ progress in conducting due diligence, Vista’s inquiry regarding the competitiveness of its preliminary indication of interest, and J.P. Morgan’s response to Vista’s inquiry. As of the time of this meeting, 24 potential counterparties had been contacted during the process, including 18 financial parties (including four with ownership of portfolio companies in the same industry as the Company) and six strategic parties. Of those, 13 potential counterparties had declined to continue with an evaluation of a strategic transaction, five potential counterparties showed an interest in a potential transaction but were not actively engaged in due diligence with the Company, and six potential counterparties were actively engaged in due diligence with the Company, all of which were financial parties (and in some cases, together with their portfolio companies). The Special Committee discussed with representatives of each of Evercore, J.P. Morgan and Paul, Weiss that Vista and PE Firm A had completed the most diligence of all the potential counterparties to date, and had made more progress on their diligence during the holiday period than the other potential counterparties. During the meeting, representatives of J.P. Morgan noted that Vista relayed on January 1, 2023 that Vista was simultaneously evaluating a separate acquisition and that, while Vista preferred to enter into a definitive agreement for a transaction with Duck Creek at this time, it would need to make a decision on which of the two transactions to pursue in the near term. The Special Committee and representatives of each of J.P. Morgan and Evercore discussed the impact of Vista’s need to make a decision on which acquisition to pursue as one factor the Special Committee should consider in determining the deadline to set for initial proposals. In light of the outstanding management diligence meetings scheduled with some potential counterparties for the weeks of January 2, 2023 and January 9, 2023, the Special Committee determined at that time that it would continue to monitor the due diligence progress of the potential counterparties and would consider, at the beginning of the week of January 9, 2023, the deadline for initial proposals that it would set.

7.	The disclosure in the fourth full paragraph on page 41 of the Proxy Statement is hereby amended and restated as follows (with the new text underlined):

After receiving the $16.50 Vista Proposal, the Special Committee held a meeting in the early afternoon of January 6, 2023 with all members of the Special Committee and representatives of Evercore, J.P. Morgan and Paul, Weiss in attendance. During the meeting, representatives of Evercore and of J.P. Morgan reviewed the financial aspects of the $16.50 Vista Proposal with the Special Committee and Paul, Weiss representatives reviewed with the Special Committee the key terms of the $16.50 Vista Proposal and the fiduciary duties of the members of the Special Committee under Delaware law in considering a potential transaction. The Special Committee discussed with the representatives of each of Evercore, J.P. Morgan and Paul, Weiss the conditions to completion of the $16.50 Vista Proposal, including that Vista would not require debt financing or additional equity partners in order to complete a transaction, and the “high or hell water” regulatory commitment from Vista in the draft merger agreement. The Special Committee also considered the ability for third parties to submit a superior proposal during the “go-shop” period proposed by Vista in the draft merger agreement; the broad outreach to a large number of potential counterparties that had been undertaken by representatives of Evercore and of J.P. Morgan since October 2022, at the direction of the Special Committee and of the Board, respectively; the likelihood that PE Firm A, PE Firm E, PE Firm J, PE Firm K or PE Firm L would submit a proposal with a higher offer price or higher closing certainty than the $16.50 Vista Proposal; the difference between the offer price of $16.50 per share of Duck Creek Common Stock proposed by Vista and the offer prices that such other parties had indicated to date, and, as a general matter, that this offer price was within the range of equity research analysts’ price targets for the Duck Creek Common Stock and was greater than the value at which the Duck Creek Common Stock was then trading; that PE Firm E, PE Firm J, PE Firm K and PE Firm L were still in early stages of their diligence review on the Company based on their progress through the Data Room and the diligence meetings they had or were then scheduled to have with the Company’s management team; the fact that, like Vista, PE Firm A had completed much more diligence on the Company than the other potential counterparties during the holiday period, and therefore that PE Firm A was likely to be able to accelerate its diligence review on the Company and potentially submit a proposal that could be competitive with the $16.50 Vista Proposal on price and contract terms on the same timeline as Vista; and the fact that Vista and PE Firm A had each demonstrated a high level of interest in a strategic transaction with the Company and that allowing them to compete over an abbreviated timeline could provide the Company with enhanced negotiating leverage in the process and maximize the offer prices proposed by Vista and PE Firm A.

8.	The following supplemental disclosure is added to the “Miscellaneous” section of the Proxy Statement:

Since October 2021, Julie Dodd has been an Operating Partner with Welsh, Carson, Anderson & Stowe (“WCAS”), and a Venture Partner and Advisor with Next Coast Ventures.  In 2019, Vista acquired a majority position in QuickBase, a company that provides solutions to help companies build business software applications. WCAS is currently an investor in QuickBase alongside Vista.

9.
The section of the Proxy Statement entitled “The Merger—Opinions of Duck Creek’s Financial Advisors – Opinion of J.P. Morgan Securities LLC—Public Trading Multiples” is hereby amended and restated as follows (with new text underlined):

Public Trading Multiples.  Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to the Company based on J.P. Morgan’s experience and its familiarity with the industries in which the Company operates.  The companies selected by J.P. Morgan were as follows:

Insurance Vertical Software
•	Guidewire Software, Inc.
•	Verisk Analytics, Inc.
•	CCC Intelligent Solutions Holdings Inc.
•	Sapiens International Corporation N.V.

Financial Services Vertical Software
•	Clearwater Analytics Holdings, Inc.
•	Model N, Inc.
•	nCino, Inc.
•	Q2 Holdings, Inc.

These companies selected were chosen by J.P. Morgan because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were considered similar to the Company.  However, certain of these companies may have characteristics that are materially different from those of the Company.  The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of the firm value (the “FV”) (calculated as equity value, plus or minus, as applicable, net debt or net cash) to the analyst consensus estimates of calendar year 2023 revenues for the applicable company (the “FV/2023E Revenue Multiple”).  The FV/2023E Revenue Multiple for the companies selected by J.P. Morgan were as follows:

FV/2023E Revenue Multiple

Insurance Vertical Software
•	Guidewire Software, Inc.	5.5x
•	Verisk Analytics, Inc.	11.1x
•	CCC Intelligent Solutions Holdings Inc.	7.5x
•	Sapiens International Corporation N.V.	1.9x

Financial Services Vertical Software
•	Clearwater Analytics Holdings, Inc.	12.6x
•	Model N, Inc.	6.5x
•	nCino, Inc.	6.1x
•	Q2 Holdings, Inc.	3.0x

Based on the results of this analysis, J.P. Morgan selected a FV/2023E Net Revenue Multiple reference range for the Company of 4.0x to 6.5x.  J.P. Morgan then applied such reference range to the Company’s projected revenue for calendar year 2023 as set forth in the Forecasts.  The analysis indicated a range of implied per share equity value for Duck Creek Common Stock (rounded to the nearest $0.10) of approximately $12.30 to $18.80, which J.P. Morgan compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

10.
The section of the Proxy Statement entitled “The Merger—Opinions of Duck Creek’s Financial Advisors—Opinion of J.P. Morgan Securities LLC—Selected Transaction Analysis” is hereby amended and restated as follows (with new text underlined):

Selected Transactions Analysis.  Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to the Company’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates.  The following transactions were selected by J.P. Morgan as relevant to the evaluation of the proposed Merger:

Announcement Date	Acquiror	Target
December 12, 2022	Thoma Bravo LP	Coupa Software Incorporated
October 27, 2022	Thoma Bravo LP	UserTesting, Inc.
August 8, 2022	Vista Equity Partners Management, LLC	Avalara, Inc.
June 24, 2022	Hellman & Friedman LLC and Permira Advisers LLC	Zendesk, Inc.
April 11, 2022	Kaseya Inc.	Datto Holding Corp.
December 17, 2021	Thoma Bravo LP	Bottomline Technologies, Inc.
July 20, 2020	Thoma Bravo LP	Majesco

None of the selected transactions reviewed was identical to the proposed Merger.  However, the selected transactions were chosen by J.P. Morgan because J.P. Morgan judged certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, to be similar to the proposed Merger.  The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s FV implied in the relevant transaction to the target company’s estimated revenue for the twelve months immediately following the announcement of the applicable transaction (the “FV/NTM Revenue Multiple”).  The FV/NTM Revenue Multiple for each transaction were as follows:

Announcement Date	Acquiror	Target	FV/NTM Revenue Multiple
December 12, 2022	Thoma Bravo LP	Coupa Software Incorporated	8.4x
October 27, 2022	Thoma Bravo LP	UserTesting, Inc.	5.0x
August 8, 2022	Vista Equity Partners Management, LLC	Avalara, Inc.	8.6x
June 24, 2022	Hellman & Friedman LLC and Permira Advisers LLC	Zendesk, Inc.	5.8x
April 11, 2022	Kaseya Inc.	Datto Holding Corp.	8.0x
December 17, 2021	Thoma Bravo LP	Bottomline Technologies, Inc.	4.8x
July 20, 2020	Thoma Bravo LP	Majesco	4.0x

Based on the results of this analysis, J.P. Morgan selected a FV/NTM Revenue Multiple reference range for the Company of 4.0x to 8.5x.  J.P. Morgan then applied such reference range to the Company’s projected revenue for calendar year 2023 as set forth in the Forecasts.  The analysis indicated a range of implied per share equity value for Duck Creek Common Stock (rounded to the nearest $0.10) of approximately $12.30 to $24.00, which J.P. Morgan compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

11.
The section of the Proxy Statement entitled “The Merger—Opinions of Duck Creek’s Financial Advisors—Opinion of J.P. Morgan Securities LLC—Discounted Cash Flow Analysis” is hereby amended in its entirety as follows (with the new text underlined):

Discounted Cash Flow Analysis.  J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Duck Creek Common Stock.  J.P. Morgan calculated the unlevered free cash flow that the Company is expected to generate from December 1, 2022 through fiscal year 2032 based upon the Forecasts (utilizing the Unlevered Free Cash Flow post-NOLs, as described in the section entitled “The Merger – Forecasts” of this Proxy Statement), which were discussed with, and approved by, the Company for use by J.P. Morgan in connection with its financial analyses.  J.P. Morgan also calculated a range of terminal values for the Company at the end of this period by applying perpetual growth rates ranging from 3.5% to 4.5%, based on guidance provided by the Company’s management, to estimates of terminal revenue for the Company at the end of fiscal year 2032, based on the Forecasts.  J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of November 30, 2022 using discount rates ranging from 9.25% to 10.25%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company.  The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for the Company’s estimated net cash, calculated pro forma for the Company’s expected acquisition of Imburse, of $244 million as of November 30, 2022, as provided by management of the Company.  This analysis indicated a range of implied per share equity value for Duck Creek Common Stock (rounded to the nearest $0.10) of $14.60 to $20.10, which J.P. Morgan compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

12.
The section of the Proxy Statement entitled “The Merger—Opinions of Duck Creek’s Financial Advisors – Opinion of Evercore Group L.L.C. – Summary of Evercore’s Financial Analyses” (other than the Miscellaneous section on page 67 of the Proxy Statement) is hereby amended and restated as follows (with the new text underlined):

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Duck Creek Common Stock.

Using discount rates ranging from 11.0% to 13.0%, which were based on an estimate of the Company’s weighted average cost of capital, based on Evercore’s professional judgment and experience, and the mid-year cash flow discounting convention, Evercore discounted to present value as of November 30, 2022, (i) estimates of Unlevered Free Cash Flow pre-NOLs (as defined in the section entitled ‘‘The Merger—Forecasts’’ beginning on page 68 of this Proxy Statement) that the Company was forecasted to generate during the second, third and fourth quarters of the Company’s fiscal year 2023 and the Company’s fiscal years 2024 through 2032 based on the Forecasts, and (ii) a range of terminal values for Duck Creek, which was calculated by applying perpetuity growth rates ranging from 4.0% to 6.0%, which range was selected based on Evercore’s professional judgment and experience, to estimate the terminal year unlevered, after-tax free cash flows that the Company was forecasted to generate based on the Forecasts, assuming a 22% tax rate in the second, third and fourth quarters of the Company’s fiscal year 2023 and a 24% tax rate in all fiscal years thereafter, in each case as approved by the Company’s management. Evercore derived ranges of implied total enterprise values by adding the range of present values derived above.

In calculating implied total enterprise values, Evercore included the present value of tax savings from the Company’s estimated usage of NOLs (as defined in the section entitled ‘‘The Merger—Forecasts’’ beginning on page 68 of this Proxy Statement) based on the Forecasts ranging between $19 million and $20 million. Based on this range of implied enterprise values, adjusted for the Company’s net cash of approximately $244 million (calculated as total debt less cash and cash equivalents, each as of November 30, 2022, less the estimated $20 million cash consideration anticipated by the Company’s management to be paid for the acquisition of Imburse), and divided by the fully diluted shares outstanding of Duck Creek Common Stock of 137.3 million, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Duck Creek Common Stock of $10.25 to $17.15 (rounded to the nearest five cents), compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

Selected Public Company Trading Analysis

Evercore reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for Guidewire Software, Inc., a selected publicly traded company in the P&C insurance industry, and for the following selected publicly traded companies in the vertical software and financial software industries (collectively, the “selected companies”), which were selected based on Evercore’s professional judgment and experience:
•	P&C Insurance
◾	Guidewire Software, Inc.
•	Vertical Software
◾	AppFolio, Inc.
◾	Blackbaud, Inc.
◾	Docebo Inc.
◾	Descartes Systems Group Inc.
◾	Intapp, Inc.
◾	Model N, Inc.
◾	Tyler Technologies, Inc.
◾	Veeva Systems Inc.
•	Financial Software
◾	Alkami Technology, Inc.
◾	Bill.com Holdings, Inc.
◾	nCino, Inc.
◾	Q2 Holdings, Inc.
◾	Sapiens International Corp N V

For each of the selected companies, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents, less unconsolidated investments) as a multiple of estimated revenue for the 2023 and 2024 calendar years, which is referred to as “2023E Revenue” and “2024E Revenue”, respectively, in each case, based on closing share prices as of January 6, 2023. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

This analysis indicated the following:

Selected Public Company	TEV / 2023E Revenue	TEV / 2024E Revenue
P&C Insurance
Guidewire Software, Inc.	5.3x	4.8x
Vertical Software
AppFolio, Inc.	6.9x	5.8x
Blackbaud, Inc.	3.8x	3.6x
Docebo Inc.	4.8x	3.8x
Descartes Systems Group Inc.	10.9x	9.9x
Intapp, Inc.	5.3x	4.6x
Model N, Inc.	6.4x	5.6x
Tyler Technologies, Inc.	7.1x	6.4x
Veeva Systems Inc.	10.5x	9.0x

Vertical Software Mean	7.0x	6.1x
Vertical Software Median	6.6x	5.7x
Financial Software
Alkami Technology, Inc.	4.9x	3.9x
Bill.com Holdings, Inc.	8.5x	6.6x
nCino, Inc.	6.1x	5.1x
Q2 Holdings, Inc.	3.0x	2.6x
Sapiens International Corp N V	1.9x	1.7x
Financial Software Mean	4.9x	4.0x
Financial Software Median	4.9x	3.9x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied a total enterprise value / revenue multiple reference range of 3.5–6.5x to the Company’s 2023E Revenue (“TEV / 2023E Revenue Reference Range”) and a total enterprise value / revenue multiple reference range of 3.0–6.0x to the Company’s 2024E Revenue (“TEV / 2024E Revenue Reference Range”), in each case, based on the Forecasts. Based on this range of implied enterprise values, the Company’s net cash of approximately $244 million (calculated as total debt less cash and cash equivalents, each as of November 30, 2022, less the estimated $20 million cash consideration anticipated by the Company’s management to be paid for the acquisition of Imburse), and the number of fully diluted shares of Duck Creek Common Stock of 137.3 million, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Duck Creek Common Stock of $10.95 to $18.80 (rounded to the nearest five cents) based on the TEV / 2023E Revenue Reference Range and a range of implied equity values per share of Duck Creek Common Stock of $10.85 to $19.95 (rounded to the nearest five cents) based on the TEV / 2024E Revenue Reference Range, in each case, compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

Although none of the selected companies is directly comparable to the Company, Evercore selected these companies because they are publicly traded P&C insurance, vertical software and financial software companies that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Selected Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information related to the below selected transactions involving publicly-traded target companies in the software industry announced since 2016 that Evercore considered in its professional judgment and experience to be generally relevant for purposes of analysis, (the “selected transactions”).

For each selected transaction, Evercore calculated the implied total enterprise value (“TEV”) (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents, less unconsolidated investments) as (i) a multiple of last twelve-month (based on the last four reported quarters for each target company through the end of the last such quarter prior to the announcement of the applicable transaction) revenue for the target company at the time of the announcement of the applicable transaction, which is referred to as “LTM Revenue” and (ii) a multiple of the next twelve-month (based on the next four unreported quarters for each target company through the end of the last such quarter after the announcement of the applicable transaction) revenue, which is referred to as “NTM Revenue”. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

The selected transactions reviewed by Evercore, the month and year each was announced and the TEV / LTM Revenue and TEV / NTM Revenue multiples for each of the transactions, were as follows:

Month and Year Announced	Acquiror	Target	TEV / LTM Revenue	TEV / NTM Revenue
December 2022	Thoma Bravo	Coupa Software	9.8x	8.7x
May 2022	Broadcom Inc.	VMware, Inc.	5.5x	5.1x
January 2022	Vista Equity Partners	Citrix Systems, Inc.	5.1x	5.0x
December 2021	Thoma Bravo	Bottomline Technologies	5.4x	5.0x
December 2021	Permira Advisers LLC	Mimecast Limited	10.0x	9.0x
November 2021	Permira Advisers LLC	McAfee Corp.	7.6x	6.5x
August 2021	Nordic Capital	Inovalon	10.0x	8.8x
August 2021	Clearlake Capital Group, L.P.	Cornerstone OnDemand, Inc.	6.7x	6.0x
June 2021	Thoma Bravo	QAD Inc.	5.9x	5.2x
December 2020	Thoma Bravo	Realpage, Inc.	10.0x	8.4x
July 2020	Thoma Bravo	Majesco	4.4x	4.1x
December 2019	Thoma Bravo	Instructure	7.4x	6.5x
June 2019	Dassault Systemes	Medidata Solutions, Inc.	8.8x	7.5x
February 2019	Thoma Bravo	Ellie Mae	7.0x	6.6x
April 2016	Vista Equity Partners	Cvent, Inc.	7.6x	6.5x
Median			7.4x	6.5x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected (i) a reference range of total enterprise value to LTM Revenue multiples of 5.0–9.5x and applied this range of multiples to the Company’s LTM Revenue as of December 31, 2022 based on the financial results for the Company provided by the Company’s management and (ii) a reference range of total enterprise value to NTM Revenue multiples of 4.5–8.5x and applied this range of multiples to the Company’s NTM Revenue as of December 31, 2022 based on the financial results for the Company provided by the Company’s management. Based on this range of implied enterprise values, the Company’s net cash of approximately $244 million (calculated as total debt less cash and cash equivalents, each as of November 30, 2022, less the estimated $20 million cash consideration anticipated by the Company’s management to be paid for the acquisition of Imburse), and the number of fully diluted shares of Duck Creek Common Stock of 137.3 million, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Duck Creek Common Stock as shown below, compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

Benchmark	Implied Equity Value per Share of Duck Creek Common Stock (rounded to the nearest five cents)
	Low	High
LTM Revenue	$13.15	$23.40
NTM Revenue	$13.55	$24.05
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to the Company and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions based on its professional judgment and experience because they involve companies with business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of the Company. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Last 52-Week Trading Range

Evercore reviewed historical trading prices of shares of Duck Creek Common Stock during the twelve-month period ended January 6, 2023 noting that the low and high closing prices during such period ranged from $10.24 to $29.03 per share of Duck Creek Common Stock, respectively.

Equity Research Analyst Price Targets

Evercore reviewed selected public market trading price targets for the shares of Duck Creek Common Stock prepared and published by equity research analysts that were publicly available as of January 6, 2023, the last full trading day prior to the delivery by Evercore of its opinion to the Special Committee, as set forth below. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Duck Creek Common Stock at the time the price target was published. As of January 6, 2023, the range of selected equity research analyst price targets per share of Duck Creek Common Stock was $11.00 to $22.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Duck Creek Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of the Company and future general industry and market conditions.

Research Analyst	Price Target Date	Price Target
JP Morgan	January 6, 2023	$13.00
RBC	January 6, 2023	$12.00
Raymond James	January 6, 2023	$15.00
Wolfe Research	January 5, 2023	$11.00
Barclays	January 6, 2023	$14.00
DA Davidson	January 6, 2023	$22.00
Stifel Nicolaus	January 6, 2023	$16.00
Needham	January 6, 2023	$16.00
William Blair	January 6, 2023	N/A
BofA Securities	January 5, 2023	$11.00

Illustrative Present Value of Future Share Price

Evercore performed an illustrative analysis of the implied present value of the future price per share of Duck Creek Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s total enterprise value as a function of that company’s estimated revenue and its assumed total enterprise value to 2023 revenue multiple (based on the succeeding twelve-month period).

In calculating the implied present value of the future price per share of Duck Creek Common Stock, Evercore first calculated a range of implied enterprise values by multiplying estimates of the Company’s revenue based on the Forecasts for each of calendar years 2023, 2024, 2025, 2026 and 2027, by a range of total enterprise value to NTM Revenue multiples of 3.5–6.5x, which multiples were based on Evercore’s professional judgment and experience. This range of implied total enterprise values was then discounted back to present value using a discount rate of 12.0% based on Evercore’s professional judgment and experience, which was based on an estimate of the Company’s weighted average cost of capital. Based on this range of implied enterprise values as of January 6, 2023, the Company’s net cash of approximately $244 million (calculated as total debt less cash and cash equivalents, each as of November 30, 2022, less the estimated $20 million cash consideration anticipated by the Company’s management to be paid for the acquisition of Imburse) and the number of fully diluted shares of Duck Creek Common Stock of 137.3 million, in each case as provided by the Company’s management, this analysis indicated a range of implied present prices per share of Duck Creek Common Stock of $10.95 to $23.10 (rounded to the nearest five cents), compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

Premiums Paid Analysis

Using publicly available information, Evercore reviewed the 15 transactions outlined above under Selected Transaction Analysis. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the unaffected closing market prices per share of the target companies prior to announcement of each transaction, as set forth below:

Month and Year Announced	Acquiror	Target	% Premium to Unaffected Share Price
December 2022	Thoma Bravo	Coupa Software	77%
May 2022	Broadcom Inc.	VMware, Inc.	44%
January 2022	Vista Equity Partners	Citrix Systems, Inc.	24%
December 2021	Thoma Bravo	Bottomline Technologies	42%
December 2021	Permira Advisers LLC	Mimecast Limited	16%
November 2021	Permira Advisers LLC	McAfee Corp.	21%
August 2021	Nordic Capital	Inovalon	25%
August 2021	Clearlake Capital Group, L.P.	Cornerstone OnDemand, Inc.	31%
June 2021	Thoma Bravo	QAD Inc.	30%
December 2020	Thoma Bravo	Realpage, Inc.	31%
July 2020	Thoma Bravo	Majesco	109%
December 2019	Thoma Bravo	Instructure	18%
June 2019	Dassault Systemes	Medidata Solutions, Inc.	17%
February 2019	Thoma Bravo	Ellie Mae	47%
April 2016	Vista Equity Partners	Cvent, Inc.	69%

Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 30.0% to 75.0% to the closing price per share of Duck Creek Common Stock of $12.99 as of January 6, 2023. This analysis indicated a range of implied equity values per share of Duck Creek Common Stock of $16.90 to $22.75 (rounded to the nearest five cents), compared to the Merger Consideration of $19.00 per share of Duck Creek Common Stock.

Leveraged Buyout Analysis

Evercore made certain assumptions for an acquisition of the Company via a leveraged buyout (“LBO”), based on its experience and professional judgment, including assuming (i) a 15.0–25.0% required rate of return for the LBO acquirer, (ii) a holding period of 5.75 years, (iii) an exit multiple of 4.5– 6.5x NTM Revenue and (iv) assumed leverage equal to 2.0x estimated average recurring revenue as of February 28, 2023, to derive a range of implied equity values per share of Duck Creek Common Stock. This analysis indicated an implied equity value range of $11.50 to $22.05 per share of Duck Creek Common Stock (rounded to the nearest five cents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

Date: March 17, 2023	By:	/s/ Kevin R. Rhodes
Name: Kevin R. Rhodes
Title: Chief Financial Officer